UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2015

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 2, 2015, Sutor Technology Group Limited (the “Company”) received a subpoena issued by the staff of the Securities and Exchange Commission (“SEC”) seeking documents and information from April 1, 2014 through the present, generally related to the Company’s revenues from related party transactions. The Company intends to cooperate fully with the SEC regarding this non-public, fact-finding inquiry. The SEC has informed the Company that this inquiry should not be construed as an indication that any violations of law have occurred or that the SEC has any negative opinion of any person, entity or security. The Company does not intend to comment further on this matter unless and until this matter is closed or further action is taken by the SEC which, in the Company’s judgment, merits further comment or public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: March 6, 2015

/s/ Lifang Chen
Chief Executive Officer